UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

March 14, 2011
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On March 14, 2011, the Company issued a press release announcing that it has been invited to present at the ROTH Capital Partners 23rd Annual OC Growth Stock Conference to be held at The Ritz Carlton in Dana Point, California on March 13-16, 2011. UniPixel’s senior vice president and chief technology officer, Dr. Robert Petcavich, is scheduled to present on Wednesday, March 16, 2011 at 1:30 p.m. Pacific time, with one-on-one meetings held throughout the day. He will discuss company’s progress on a number of products based on its performance engineered film technology, including the initial sales of its FingerPrint Resistant films under the Clearly Superior UniPixel brand.  Dr. Petcavich will also discuss the company’s patented UniBoss™ production process, which enables the industrial-size fabrication of flexible films embedded with electronics, including the highly efficient manufacturing of transparent touch screens used for computer displays and mobile devices. Compared to traditional screens based on Indium Tin Oxide, the patented UniBoss process produces copper-effused touch screens that offer greater transparency, sensitivity and flexibility, along with 75% lower power consumption and substantially lower material and production costs. In addition, Dr. Petcavich will also discuss the company’s fashion films and our free space communication project. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated March 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2011	By:	/s/ Reed Killion
		Name:	Reed Killion
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 14, 2011.